UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party Other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-12

                        Franklin Street Properties Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                        FRANKLIN STREET PROPERTIES CORP.

                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

               Notice of Annual Meeting of Stockholders to be Held
                             on Friday, May 11, 2007

The Annual Meeting of Stockholders of Franklin Street Properties Corp. will be held at the Courtyard by Marriott, 700 Unicorn Park Drive, Woburn, Massachusetts on Friday, May 11, 2007 at 11:00 a.m., local time, to consider and act upon the following matters:

(1)   To elect two Class I Directors each for a term of three years.

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 16, 2007 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Barbara J. Fournier

Barbara J. Fournier, Secretary


Wakefield, Massachusetts
March 23, 2007


Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

You may also vote your proxy on line at www.voteproxy.com or from any touch-tone telephone at 1-800-PROXIES (1-800-776-9437). Please have your proxy card available when voting online or by telephone.

                                Table of Contents

                                                                            Page
                                                                            ----

INTRODUCTION...................................................................1
   General Information.........................................................1
   Quorum Requirement..........................................................1
   Votes Required..............................................................2
   Beneficial Ownership of Voting Stock........................................2
ELECTION OF DIRECTORS..........................................................4
   Members of the Board of Directors...........................................4
   Board and Committee Meetings................................................6
   Audit Committee.............................................................6
   Compensation Committee......................................................7
   Director Candidates.........................................................8
   Communicating with the Board of Directors...................................9
   Compensation of Directors...................................................9
EXECUTIVE COMPENSATION........................................................10
   Compensation Discussion and Analysis.......................................10
   Summary Compensation Table.................................................18
   Potential Payments Upon Termination or Change in Control...................20
   Compensation Committee Interlocks and Insider Participation................21
   Compensation Committee Report..............................................21
SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS...............................................22
   Equity Compensation Plan Information.......................................22
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................22
TRANSACTIONS WITH RELATED PERSONS.............................................23
   Related Person Transaction Policy..........................................23
   Transactions with Related Persons..........................................25
SELECTION OF ACCOUNTANTS......................................................27
   Report of the Audit Committee of the Board of Directors....................28
   Independent Auditor Fees and Other Matters.................................30
   Pre-Approval Policy and Procedures.........................................30
OTHER MATTERS.................................................................31
   Matters to be Considered at the Meeting....................................31
   Solicitation of Proxies....................................................31
   Stockholder Proposals......................................................31
   Important Notice Regarding Delivery of Security Holder Documents...........31

                        FRANKLIN STREET PROPERTIES CORP.
                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

                                 PROXY STATEMENT

             For the Annual Meeting of Stockholders on May 11, 2007

                                  INTRODUCTION

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Street Properties Corp., which we refer to as the Company or FSP, for use at the Annual Meeting of Stockholders to be held on May 11, 2007, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

The notice of meeting, this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2006 are first being mailed or given to stockholders on or about April 2, 2007. We will furnish, upon written request of any stockholder and the payment of an appropriate processing fee, copies of any exhibits that are missing from our Annual Report on Form 10-K. Please address all such requests to Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, Attn: Barbara J. Fournier, Secretary.

Quorum Requirement

At the close of business on March 16, 2007, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 70,766,305 shares of common stock of the Company, which we refer to as Common Stock, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

The affirmative vote of the holders of a plurality of all the votes cast by the holders of Common Stock is required for the election of directors.

Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter.

Beneficial Ownership of Voting Stock

The following table sets forth the beneficial ownership of our Common Stock as of March 16, 2007 by each director or nominee for director, by each of the executive officers named in the Summary Compensation Table set forth below, or the Named Executive Officers, and by all current directors and executive officers as a group. To our knowledge, no person or group, other than as set forth below, beneficially owns more than five percent of our Common Stock.

                                           Number of Shares    Percentage of
                                             Beneficially       Outstanding
                                              Owned (1)       Common Stock (2)
                                              ---------       ----------------

Barry Silverstein (3)....................     6,352,373.50           8.98%
Dennis J. McGillicuddy (4)...............     3,437,396              4.86%
George J. Carter (5).....................       831,531              1.18%
R. Scott MacPhee (6).....................       393,116               *
William W. Gribbell (7)..................       131,212               *
Barbara J. Fournier (8)..................        30,000               *
Janet P. Notopoulos (9)..................        14,985               *
John G. Demeritt ........................        14,000               *
Georgia Murray ..........................        15,400               *
John N. Burke ...........................         1,544.31            *
All current directors and executive
officers as a group (10 persons).........    11,221,157.81          15.86%

---------------
*     Less than 1%.

(1) We do not have any outstanding stock options or other securities convertible into our Common Stock. Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of shares as beneficially owned does not constitute an admission of beneficial ownership.

(2)   Based upon 70,766,305 shares outstanding as of March 16, 2007.

(3) Consists of (i) 4,547,730 shares held by Silverstein Investments Limited Partnership III, or SILP III, (ii) 472,856 shares held by JMB Family Limited Partnership Irrevocable Trust of 2003, or JMB Trust 2003, (iii) 712,311 shares held by MSTB Family Limited Partnership 2003 Irrevocable Trust, or MSTB Trust 2003, (iv) 75,299 shares held by Silverstein Family Limited Partnership 2002, LTD Irrevocable Trust of 2003, or SFLP, (v) 509,437.50 shares held by Silverstein Investments Limited Partnership II, or SILP II, and (vi) 34,740 shares held by the Trudy Silverstein Irrevocable Trust of 2003 for the benefit of Mr. Silverstein's spouse. Mr. Silverstein disclaims beneficial ownership of the shares held by SILP II and the shares held for the benefit of his spouse. Mr. Silverstein is the General Partner of JMB Trust 2003, MSTB Trust 2003, and SFLP and has voting power over the shares held by these entities. Mr. Silverstein is a limited partner of SILP III and does not have voting power over the shares held by SILP III.

(4) Consists of (i) 2,395,484 shares held by McGillicuddy Investments Limited Partnership III, or MILP III, (ii) 12,991 shares held by the Graciela McGillicuddy Irrevocable Trust of 2003 for the benefit of Mr. McGillicuddy's spouse, (iii) 8,946 shares held by various trusts for Mr. McGillicuddy's grandchildren, of which Mr. McGillicuddy's spouse is a trustee, (iv) 1,100 shares held by Mr. McGillicuddy's spouse and (v) 1,018,875 shares held by SILP II, of which Mr. McGillicuddy is trustee. Mr. McGillicuddy disclaims beneficial ownership of those shares held for the benefit of his spouse, those held by trusts for his grandchildren and those held by SILP II. Mr. McGillicuddy and his wife own all of the limited partnership interest in MILP III. Mr. McGillicuddy has shared investment power and no voting power over the shares held by SILP II. Excludes 404,499 shares held by the McGillicuddy FLP Irrevocable Trust of 2003, of which Mr. McGillicuddy's son is trustee and has sole investment and voting power over the shares. Mr. McGillicuddy has pledged 600,000 of his shares of Common Stock as collateral.

(5) Consists of shares held by Mr. Carter and his spouse, Judith I. Carter, with whom Mr. Carter shares investment and voting power.

(6) Includes 145 shares held by Mr. MacPhee's spouse. Mr. MacPhee disclaims beneficial ownership of such shares. Mr. MacPhee has pledged 377,306 of his shares of Common Stock as collateral.

(7) Includes 1,596 shares held by Mr. Gribbell's spouse. Mr. Gribbell disclaims beneficial ownership of such shares. Mr. Gribbell has pledged 129,616 of his shares of Common Stock as collateral.

(8) Includes 860 shares held by Ms. Fournier's spouse. Ms. Fournier disclaims beneficial ownership of such shares.

(9) Includes 145 shares held by Ms. Notopoulos' spouse. Ms. Notopoulos disclaims beneficial ownership of such shares.

                              ELECTION OF DIRECTORS

Members of the Board of Directors

The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class II Directors, whose terms expire at the 2009 Annual Meeting of Stockholders, two Class III Directors, whose terms expire at the 2008 Annual Meeting of Stockholders, and two Class I Directors, whose terms expire at this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

The persons named in the enclosed proxy will vote to elect each of Dennis J. McGillicuddy and Janet P. Notopoulos as Class I Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class I Director of the Company. Each of Mr. McGillicuddy and Ms. Notopoulos has indicated his or her willingness to serve, if elected, but if either of them should be unable or unwilling to stand for election, the persons named in the enclosed proxy may vote for election of a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

Set forth below are the names and certain information with respect to each director of the Company, including the nominees for election as Class I Directors.

Nominees for Class I Directors (to be elected to hold office for a term expiring at the 2010 Annual Meeting):

Dennis J. McGillicuddy, age 65, has been a director of the Company since May 2002. Mr. McGillicuddy graduated from the University of Florida with a B.A. degree and from the University of Florida Law School with a J.D. degree. In 1968, Mr. McGillicuddy joined Barry Silverstein in founding Coaxial Communications, a cable television company. In 1998 and 1999, Coaxial sold its cable systems. Mr. McGillicuddy has served on the boards of various charitable organizations. He is currently president of the Board of Trustees of Florida Studio Theater, a professional non-profit theater organization, and he serves as a Co-Chair, together with his wife, of Embracing Our Differences, an annual month-long art exhibit that promotes the values of diversity and inclusion. Also, Mr. McGillicuddy is an officer and board member of The Florida Winefest and Auction Inc., a Sarasota-based charity, which provides funding for programs of local charities that deal with disadvantaged children and their families.

Janet Prier Notopoulos, age 59, is a Vice President and a director of the Company and President of FSP Property Management LLC and has as her primary responsibility the oversight of the management of the real estate assets of the Company and its affiliates. Prior to the conversion (the "Conversion") of Franklin Street Partners Limited Partnership (the "Partnership") into the Company, Ms. Notopoulos was a Vice President of the general partner (the "General Partner") of the Partnership. Prior to joining the Partnership in 1997, Ms. Notopoulos was a real estate and marketing consultant for various clients. From 1975 to 1983, she was Vice President of North Coast Properties, Inc., a Boston real estate investment company. Between 1969 and 1973, she was a real estate paralegal at Goodwin, Procter & Hoar. Ms. Notopoulos is a graduate of Wellesley College (B.A.) and the Harvard School of Business Administration (M.B.A).

Class II Directors (holding office for a term expiring at the 2009 Annual Meeting):

John N. Burke, age 45, has been a director of the Company and Chair of the audit committee since June 2004. Prior to staring his own accounting, tax and consulting firm in January 2003, he was an Assurance Partner in the Boston office of BDO Seidman, LLP, an international accounting and consulting firm. From 1987 to 2003, Mr. Burke served several private and publicly traded real estate clients at BDO Seidman, LLP and assisted companies with initial public offerings, private equity and debt financings and merger and acquisition transactions. Mr. Burke's consulting experience includes SEC reporting matters, compliance with Sarbanes-Oxley, tax and business planning and evaluation of internal controls and management information systems. Mr. Burke is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Burke holds an M.S. in Taxation and studied undergraduate accounting and finance at Bentley College.

Barbara J. Fournier, age 51, is the Vice President, Chief Operating Officer, Treasurer, Secretary and a director of the Company. In addition, Ms. Fournier has as her primary responsibility, together with Mr. Carter, the management of all operating business affairs of the Company and its affiliates. Prior to the Conversion, Ms. Fournier was the Vice President, Chief Operating Officer, Treasurer and Secretary of the General Partner. From 1993 through 1996, she was Director of Operations for the private placement division of Boston Financial Securities, Inc., or Boston Financial. Prior to joining Boston Financial, Ms. Fournier served as Director of Operations for Schuparra Securities Corp. and as the Sales Administrator for Weston Financial Group. From 1979 through 1986, Ms. Fournier worked at First Winthrop Corporation in administrative and management capacities, including Office Manager, Securities Operations and Partnership Administration. Ms. Fournier attended Northeastern University and the New York Institute of Finance. Ms. Fournier is a NASD General Securities Principal (Series 24). She also holds other NASD supervisory licenses including Series 4 and Series 53, and a NASD Series 7 general securities license.

Barry Silverstein, age 74, has been a director of the Company since May 2002. Mr. Silverstein took his law degree from Yale University in 1957 and subsequently held positions as attorney/officer/director of various privately-held manufacturing companies in Chicago, Illinois. In 1964, he moved to Florida to manage his own portfolio and to teach at the University of Florida Law School. In 1968, Mr. Silverstein became the principal founder and shareholder in Coaxial Communications, a cable television company. In 1998 and 1999, Coaxial sold its cable systems. Since January 2001, Mr. Silverstein has been a private investor.

Class III Directors (holding office for a term expiring at the 2008 Annual Meeting):

George J. Carter, age 58, is President, Chief Executive Officer and a director of the Company and is responsible for all aspects of the business of the Company and its affiliates, with special emphasis on the evaluation, acquisition and structuring of real estate investments. Prior to the Conversion, he was President of the General Partner and was responsible for all aspects of the business of the Partnership and its affiliates. From 1992 through 1996 he was President of

Boston Financial. Prior to joining Boston Financial, Mr. Carter was owner and developer of Gloucester Dry Dock, a commercial shipyard in Gloucester, Massachusetts. From 1979 to 1988, Mr. Carter served as Managing Director in charge of marketing of First Winthrop Corporation, a national real estate and investment banking firm headquartered in Boston, Massachusetts. Prior to that, he held a number of positions in the brokerage industry including those with Merrill Lynch & Co. and Loeb Rhodes & Co. Mr. Carter is a graduate of the University of Miami (B.S.). Mr. Carter is a NASD General Securities Principal (Series 24) and holds a NASD Series 7 general securities license.

Georgia Murray, age 56, has been a director of the Company since April 2005 and Chair of the compensation committee since October 2006. Ms. Murray is retired from Lend Lease Real Estate Investments, Inc., where she served as a Principal from November 1999 until May 2000. From 1987 through October 1999, Ms. Murray served as Senior Vice President and Director of The Boston Financial Group, Inc. Boston Financial was an affiliate of The Boston Financial Group, Inc. She is a member of the Urban Land Institute and a past president of the Multifamily Housing Institute. She previously served on the Board of Directors of the Capital Crossing Bank, Boston, Massachusetts. She serves on the boards of numerous non-profit entities. Ms. Murray is a graduate of Newton College.

Board and Committee Meetings

Our Board of Directors held six meetings during 2006 in person or via teleconference,and acted on five occasions by unanimous written consent. Each of the directors attended all of the (i) meetings of the Board of Directors and
(ii) meetings held by all committees of the Board on which he or she served, in each case during the period that he or she served. The Board has an informal policy that all directors are expected to attend the annual meeting of stockholders. All directors attended the 2006 annual meeting of stockholders in person or via video conference.

In November 2004, we applied to have its Common Stock listed on the American Stock Exchange; the application was approved in early 2005, and our Common Stock began trading on the American Stock Exchange on June 2, 2005. Under American Stock Exchange rules, a director of the Company will only qualify as "independent" if the Company's Board of Directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Burke, McGillicuddy, or Silverstein or Ms. Murray has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as defined in Section 121A of the American Stock Exchange Company Guide.

Audit Committee

We have a standing audit committee of the Board of Directors. The audit committee is responsible for, among other things, reviewing financial reports, accounting procedures and the scope and results of the annual audit of our financial statements, overseeing the qualifications and independence of our independent auditors and reviewing and approving our policies and procedures for reviewing and approving or ratifying related person transactions. The current


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

members of the audit committee are Mr. Burke, who is the Chair of the committee, Mr. McGillicuddy, Mr. Silverstein and Ms. Murray. The audit committee acts under a written charter that is available on our website at www.franklinstreetproperties.com.

Our Board of Directors has determined that all of the members of the audit committee are "independent" as defined in Section 121A of the American Stock Exchange Company Guide. The Board of Directors has also determined that Mr. Burke, the Chair of the audit committee, is qualified as an "audit committee financial expert" as the term is defined in Item 407(d)(5) of Regulation S-K, promulgated by the Securities and Exchange Commission. In addition, the audit committee satisfies the additional independence requirements set forth in
Section 121B of the American Stock Exchange Company Guide. The members of the audit committee held six meetings in 2006 in person or via teleconference.

Compensation Committee

We have a standing compensation committee of the Board of Directors. The compensation committee is responsible for reviewing compensation issues and making decisions concerning the compensation of our executive officers. The current members of the compensation committee are Ms. Murray, who replaced Mr. McGillicuddy as the Chair of the committee in October 2006, and Messrs. Burke, McGillicuddy and Silverstein. The Board of Directors has determined that all of the members of the compensation committee are "independent" as defined in
Section 121A of the American Stock Exchange Company Guide. The members of the compensation committee met one time in 2006 in person or via teleconference and acted on one occasion by unanimous written consent. The compensation committee acts under a written charter that is available on our website at www.franklinstreetproperties.com.

The compensation committee is authorized to form and delegate its authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. As of March 23, 2007, the compensation committee had not formed any subcommittees. In addition, the compensation committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation. The compensation committee has the authority to approve the consultant's fees and other retention terms and pay the compensation without further action by the Board. As of March 23, 2007, the compensation committee had not retained any compensation consultants. The compensation committee also has authority to commission compensation surveys or studies as the need arises.

The compensation committee annually reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the Chief Executive Officer's performance in light of those goals and objectives and either determines and approves or recommends to the Board of Directors for approval, the Chief Executive Officer's compensation based on this evaluation. The Chief Executive Officer is not permitted to be present during any such deliberations or voting. In addition, based upon the recommendations of the Chief Executive Officer, the compensation committee annually oversees the evaluation of our other executive officers and annually reviews and approves or makes recommendations to the Board of Directors regarding their compensation. The compensation committee is also responsible for director compensation, periodically reviewing and making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans and the administration of any such incentive compensation and equity-based plans.

Director Candidates

We do not have a standing nominating committee. Instead, director nominations are recommended for the Board's selection by a majority of our independent directors in accordance with Section 804(a) of the American Stock Exchange Company Guide. Once recommended, each member of the Board participates in the consideration of director nominees. The Board of Directors has determined that it is appropriate for us not to have a nominating committee because all of the matters which a nominating committee would be responsible for are presently considered by all the members of the Board or, when appropriate, the independent directors only. Mr. Carter, Ms. Fournier and Ms. Notopoulos would not be deemed to be "independent" under the listing standards of the American Stock Exchange.

The process followed by the Board to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board.

In considering whether to nominate any particular candidate who has been recommended by a majority of our independent directors, the Board of Directors applies criteria including the candidate's integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board does not assign specific weight to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. The Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our principal office, Attn: Barbara J. Fournier, Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Board, by following the procedures set forth below under "Stockholder Proposals." Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.


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

Communicating with the Board of Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, Attn:
Barbara J. Fournier, Secretary.

Compensation of Directors

                                              2006 DIRECTOR COMPENSATION
------------------------------------------------------------------------------------------------------------------------
                                                                                 Change in
                                                                                  Pension
                             Fees                                                Value and
                            earned                            Non-Equity       Nonqualified
                           or paid      Stock     Option    Incentive Plan       Deferred         All Other
                           in cash     Awards     Awards     Compensation      Compensation      Compensation    Total
Name                         ($)         ($)        ($)           ($)            Earnings            ($)          ($)
------------------------- ----------- ---------- ---------- ---------------- ------------------ --------------- --------
John N. Burke             $65,000        N/A        N/A           N/A               N/A              N/A        $65,000
------------------------- ----------- ---------- ---------- ---------------- ------------------ --------------- --------
Dennis J. McGillicuddy    $55,000        N/A        N/A           N/A               N/A              N/A        $55,000
------------------------- ----------- ---------- ---------- ---------------- ------------------ --------------- --------
Georgia Murray            $55,000        N/A        N/A           N/A               N/A              N/A        $55,000
------------------------- ----------- ---------- ---------- ---------------- ------------------ --------------- --------
Barry Silverstein         $55,000        N/A        N/A           N/A               N/A              N/A        $55,000
------------------------------------------------------------------------------------------------------------------------

We compensate our non-management directors for their services as directors in the annual amount of $55,000, plus an additional $10,000 annually for the Chair of the audit committee. We also reimburse our non-management directors for expenses incurred by them in connection with attendance at Board meetings.

                             EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

      As an investment firm that specializes in real estate, it is critical that we be able to attract, motivate and retain highly talented individuals at all levels of the organization. We believe that compensation levels should be adequately competitive to attract and retain experienced and capable leaders and motivate those individuals to achieve exceptional results and reward them for being instrumental in reaching our strategic goals. At the same time, we believe in simplicity and maintaining compensation at responsible levels. For 2006, the compensation of executives consisted of the same five components as were provided to all of our employees: (1) base salary (or brokerage commissions in the case of employees who are investment executives as further described below); (2) the potential for a cash bonus (except in the case of investment executives and their sales assistants and administrative staff); (3) the potential for an award of common stock under our stock incentive plan; (4) matching for individual 401(k) plan contributions; and (5) the potential for a payment or payments under our change-in-control program. We do not offer stock options, restricted stock awards, deferred compensation, non-equity incentive plan compensation or perquisites. In addition, none of our employees have employment agreements and we do not require any of our employees to own our common stock.

      Our executive officers fall into two categories. The first category comprises executive officers who make up the corporate management team. Our corporate management team consists of our chief executive officer, our chief operating officer, our chief financial officer and the president of FSP Property Management LLC. The second category comprises executive officers who are investment executives. Our investment executives are engaged in the private placement of equity in single-purpose entities, which we refer to as Sponsored REITs, that we organize to own real estate. The Sponsored REITs are operated in a manner intended to qualify as real estate investment trusts. The compensation of our investment executives consists primarily of brokerage commissions.

The objectives of our compensation programs

      o Our compensation committee bases its executive compensation programs on the same core objectives that guide us in establishing all of our compensation programs:

      o Compensation should promote the achievement of our business goals and maximize corporate performance and shareholder returns.

      o Compensation should be based on the principles of competitive and fair compensation and sustained performance.

      o Compensation should be based on the level of job responsibility, individual performance and FSP performance. As employees advance to higher levels within the organization, an increasing proportion of their compensation should be linked to FSP's performance and maintaining shareholder value.

      o Compensation should reflect the value of the job in the marketplace. Compensation should be competitive with other employers that compete with us for talent so that we continue to be able to attract and retain highly talented employees.

      o Compensation should reward performance. Our compensation programs should deliver competitive compensation when individual and FSP performance meet and/or exceed expectations. Similarly, our compensation programs should deliver less compensation, including the possibility of no cash bonus, in the event that individual and/or FSP performance fall short of expectations.

      o Compensation should be equitable. We strive to achieve equitable distributions both for compensation of individual officers and between officers and other employees throughout the organization.

      o Compensation and benefit programs should be designed to attract, motivate and retain highly talented employees who are interested in building a career with us.

What the compensation programs are designed to reward and how FSP determines the amount (and, where applicable, the formula) for each element to pay

      With respect to executive officers who make up the corporate management team, decisions regarding compensation are based on actual corporate and individual performance against targeted company and individual performance and various subjective performance criteria.

      Our compensation committee has established a number of processes to assist it in ensuring that our executive compensation program achieves its objectives. Among those are:

      o Consideration of various measures of corporate performance, including reviewing the extent to which strategic and business plan goals are met, levels of property acquisitions, performance of properties in FSP's portfolio, gains or losses on property dispositions, levels of equity sales and earnings, adjusted funds from operations, or AFFO, dividends and maintaining shareholder value. Our compensation committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively.

      o Consideration of individual performance. The members of the compensation committee meet with the chief executive officer annually at the beginning of the year to agree upon performance objectives (both individual and company objectives) for the year. At the end of the year, the members of the compensation committee meet to conduct a performance review of the chief executive officer based on his achievement of the agreed-upon objectives, contribution to company performance, the degree to which teamwork and company values are fostered and other leadership accomplishments. This evaluation is shared with the chief executive officer and is considered by the compensation committee in establishing the chief executive officer's compensation. With respect to the other named executive officers, the members of the compensation committee receive a performance assessment and compensation recommendation from the chief executive officer. In establishing the compensation for each of the other named executive officers, the compensation committee considers the performance assessment and compensation recommendation from the chief executive officer and also exercises its own judgment based on its assessment of whether the other named executive officers achieved their agreed-upon objectives, their contributions to company performance, the degree to which teamwork and company values were fostered and other leadership accomplishments.

      o Comparison of our executive compensation programs as a whole and also a comparison of individual executive compensation with the compensation practices of other companies in the real estate industry. Historically, the compensation committee has used the NAREIT Annual Compensation Survey for comparison purposes. To ensure that total compensation is competitive, the compensation committee uses the results of the comparison to establish compensation guidelines.

      As mentioned above, the compensation of our executive officers who are investment executives consists primarily of brokerage commissions. As is standard practice in the investment industry, investment executives earn as commission a percentage of payout of the gross sales commission earned on each investment sale. The actual amount of compensation earned as commissions is determined by the level of sales conducted by the individual investment executive. An investment executive's ability to earn commissions is limited only by the amount of equity available to be sold and his or her individual ability to sell it. As a result, the compensation committee does not set the level of compensation for executive officers who are investment executives. The compensation committee does determine the percentage of payout that is paid to the investment executives. In order to ensure that the percentage of payout that is paid to the investment executives is competitive, the compensation committee periodically compares its commission practices with those of other companies in the investment industry and sets its percentage of payout based on this review. The compensation committee believes that the percentage of payout is competitive within the investment industry.

Each element of compensation and why FSP chooses to pay each element

(a)   Base Salary or Brokerage Commissions

      Executive officers who make up the corporate management team are paid a base salary. We believe that a competitive base salary provides an important guaranteed element to compensation. We also believe that the payment of a competitive base salary is consistent with the compensation practices of other comparable companies.

      Executive officers who are investment executives are not paid a base salary. Instead, they are paid brokerage commissions. As is standard practice in the investment industry, investment executives earn as commission a percentage of payout of the gross sales commission earned on each investment sale. An investment executive's ability to earn commissions is limited only by the amount of equity available to be sold and his or her individual ability to sell it. We believe that this commission structure provides a necessary monetary incentive that encourages increased sales. We also believe that the payment of brokerage commissions is consistent with the compensation practices of other comparable companies.

(b)   Cash Bonus

      Executive officers who make up the corporate management team are eligible for a cash bonus based on actual company and individual performance against targeted company and individual performance and various subjective performance criteria. The payment of a cash bonus is purely discretionary based upon overall performance and in some years there could be no cash bonus payments. We believe that the opportunity to earn a competitive cash bonus provides a monetary incentive that encourages both company and individual performance. We also believe that the payment of a competitive cash bonus is consistent with the compensation practices of other comparable companies.

      Executive officers who are investment executives, together with their sales assistants and administrative staff, are not eligible for a cash bonus.

(c)   Award of Common Stock

      Executive officers are eligible for awards of common stock under our 2002 stock incentive plan. On May 20, 2002, our stockholders approved the 2002 stock incentive plan, which had been previously adopted by our board on February 8, 2002. The 2002 stock incentive plan permits the board to award up to 2,000,000 shares of our common stock to eligible participants. Prior to our listing on the American Stock Exchange in June 2005, our employees were not able to purchase our common stock. We determined that it was necessary and appropriate to be able to compensate our employees with stock as a means of attracting, retaining and motivating key personnel and to align the interests of management and all personnel with those of our shareholders. All of our employees, officers and directors are eligible to participate in the plan. As of March 23, 2007, 1,944,428 shares of our common stock were available under the plan. There have been no awards of common stock under the 2002 stock incentive plan since we listed our common stock on the American Stock Exchange in June 2005, as employees are now able to purchase common stock in the open market. In the future, however, we may award stock under the plan in order to attract, retain, or motivate our executives.

(d)   401(k) Matching

      Executive officers are eligible to participate in our 401(k) plan. We offer all employees a 401(k) plan that, in 2006, allowed for salary deferrals of up to $15,000 per year (indexed for inflation). We matched up to 3% of an employee's compensation (up to a cap of $200,000) for plan year 2006 and will match up to 3% of employee compensation (up to a cap of $225,000) for plan year 2007. Employees make their 401(k) contributions through payroll deductions with pretax dollars. All employees are eligible to participate in the plan after one year of service and completion of 1,000 hours of service. The plan allows for quarterly enrollment. The employee's elective deferrals are immediately vested upon contribution to the 401(k) plan, and the employee has sole decision making authority as to the investment of funds. We believe that our 401(k) plan provides a vehicle for our employees to plan for their long-term security and that such a plan ultimately leads to improved job performance. We also believe that our 401(k) plan is consistent with the compensation practices of other comparable companies.

(e)   Change-in-Control Program

      Except in the case of a change-in-control of FSP, we are not obligated to pay severance or other enhanced benefits to named executive officers upon termination of their employment.

      In February 2006, we adopted a change-in-control program for all our employees, including our executive officers. The program was adopted in response to recent merger and consolidation activity within the real estate/real estate investment trust industry and is intended to preserve employee morale and productivity and encourage retention in the event of an actual or rumored change-in-control of FSP. The program is also intended to align employee and shareholder interests by enabling employees to consider corporate transactions that are in the best interests of the shareholders and other constituents of FSP without undue concern over whether the transaction or transactions may jeopardize the employee's own employment.

      Although there are some differences in payment amounts depending on the employee's job level, the basic elements of the program are comparable for all employees:

      o The program consists of two components: a fixed payment pursuant to a retention agreement between the employee and FSP and the potential for an additional discretionary payment pursuant to a discretionary plan.

      o The triggering event for both components is a change-in-control of FSP. A change-in-control of FSP as defined in the plan generally refers to a change in ownership or effective control of FSP or a change in ownership of a substantial portion of the assets of FSP.

      o Under the retention agreement component of the program, employees would receive a payment as soon as practicable following the closing of the change-in-control, but in no event more than thirty days following the closing of the change-in-control. Executive officers who make up the corporate management team would receive payments equal to three years of their base salaries plus a bonus opportunity payment equal to three years of their base salaries. Executive officers who are investment executives would receive payments equal to the average of the lump sum payments made to the chief financial officer and the chief operating officer. For purposes of the retention agreement component of the program, base salary refers to the base salary of the employee in effect at the time of the closing of the change-in-control.

      o Under the discretionary plan component of the program, immediately prior to the closing of the change-in-control, the board may (but is not obligated to) establish a discretionary pool of funds equal to 1% of the market capitalization of FSP immediately prior to the closing of the change-in-control less the total amount of payments to all employees under the retention agreement component of the program. The board would have complete discretion to award all, a portion or none of the discretionary plan pool of funds to any employees of FSP, including the executive officers.

      Prior to adopting our change-in-control program, management reviewed plans similar to our retention agreement component offered by approximately ten other publicly-traded real estate investment trusts and concluded that our triggering event was generally consistent with the peer group. Management did not review any plans that were comparable to our discretionary plan but concluded that, on balance, the total potential payout amounts under our change-in-control program are generally consistent with the range offered by the peer group.

      Our chief executive officer has voluntarily elected not to participate in the retention agreement component of our change-in-control program.

How each compensation element and FSP's decisions regarding that element fit into FSP's overall compensation objectives and affect decisions regarding other elements

Overview

      From a historical perspective, we achieved very good financial results for 2006. The three components upon which our financial metrics are based: rental income from operations; gains or losses on sales of properties; and fee income from real estate investment banking activities, performed well. Based upon its review of the compensation practices of other comparable companies, the compensation committee believes that total compensation for the executive officers is within the range of total compensation paid to executive officers with comparable qualifications, experience and responsibilities in the same or similar businesses and of comparable size and success.

(a)   Base Salary or Brokerage Commissions

      In establishing base salaries for 2006, the members of the compensation committee applied the principles described above under "What the compensation programs are designed to reward and how FSP determines the amount (and, where applicable, the formula) for each element to pay." Based upon the recommendation of the chief executive officer, the compensation committee approved base salary increases for each of the other executive officers who make up the corporate management team. The base salary levels for these positions had remained constant for the prior three years (except for the chief financial officer whose last base salary increase occurred in 2005 after being promoted to the position of chief financial officer). The base salary increases were effective on February 1, 2006. With respect to the chief executive officer, the compensation committee recommended to the board that Mr. Carter's base salary be increased to $375,000. The full board (with Mr. Carter abstaining) unanimously approved the compensation committee's recommendation. However, Mr. Carter declined to accept the base salary increase.

      Our base salary amounts are generally lower than industry standard levels. No recommendation was made for base salary increases for 2007. Rather, compensation of these positions will be weighted proportionately greater towards year-end bonus amounts based upon corporate and individual performance.

      No recommendation was made to adjust our brokerage commission structure.

(b)   Cash Bonus

      In awarding cash bonuses for 2006, the members of the compensation committee applied the principles described above under "What the compensation programs are designed to reward and how FSP determines the amount (and, where applicable, the formula) for each element to pay." Based upon the recommendation of the chief executive officer, on February 2, 2007, the compensation committee approved cash bonuses for each of the other executive officers who make up the corporate management team. In making his recommendation, Mr. Carter noted, and the compensation committee agreed, that each officer's area of responsibility and accountability (i.e., business unit) contributed to our achieving our business goals during 2006, as a result of each person's leadership and direction. It was further noted that each of these individuals was considered to be integral to the daily operations of FSP and of great value to FSP and firmly committed to doing what is in the best interests of our shareholders. The cash bonus amounts are higher than past years. The compensation committee believes that the cash bonus amounts properly reflect FSP's overall positive performance for 2006 and the belief that the results were a direct consequence of the dedication and hard work of these individuals and their staffs.

      The compensation committee also reviewed and evaluated the performance of Mr. Carter during 2006 by applying the principles described above under "What the compensation programs are designed to reward and how FSP determines the amount (and, where applicable, the formula) for each element to pay." As previously stated, FSP achieved very good financial results for 2006. The three components upon which our financial metrics are based: rental income from operations; gains or losses on sales of properties; and fee income from real estate investment banking activities, performed well under the leadership, focus and discipline of Mr. Carter. Based upon numerous performance measurements, the compensation committee felt that FSP had a positive year. Mr. Carter's overall performance was considered excellent by the compensation committee. However, at the request of Mr. Carter, the compensation committee did not consider making any recommendation to the board for a cash bonus for 2006 performance. Although FSP's results during 2006 were outstanding, the price of our common stock did not increase measurably over the course of the year. The opening price per share on January 3, 2006 was $20.90 and the closing price per share on December 29, 2006 was $21.05. Mr. Carter believes that the chief executive officer has the ultimate responsibility for the stock price and that, as part of that responsibility, the chief executive officer's compensation should reflect the stock's relative performance in the marketplace. The compensation committee determined that, based upon the intrinsic financial performance of FSP and based upon Mr. Carter's individual performance, Mr. Carter deserved a bonus. However, the compensation committee decided to honor Mr. Carter's request that he not be considered for a cash bonus.

(c)   Award of Common Stock

      Because FSP determined that it was able to adequately compensate the executive officers who make up the corporate management team with salary and cash bonuses in 2006, no proposal was made for the award of common stock. In other years, the award of common stock could be utilized as a compensation option.

(d)   401(k) Matching

      Because our 401(k) was adopted in 2006, there were no proposals made to further modify the plan.

(e)   Change-in-Control Program

      Because our change-in-control program was adopted in 2006, there were no proposals made to further modify the program.

Summary Compensation Table

The following table sets forth information concerning total compensation for services to FSP for the 2006 fiscal year, of (1) our principal executive officer, (2) our principal financial officer, and (3) our other three most highly compensated executive officers who were serving as executive officers as of December 31, 2006 (collectively, our Named Executive Officers).

                                                    SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Change in
                                                                                         Pension Value
                                                                           Non-Equity         and
                                                                            Incentive     Nonqualified
                                                         Stock   Option       Plan          Deferred      All Other
Name and                                                Awards   Awards   Compensation    Compensation   Compensation
Principal Position      Year    Salary ($)   Bonus ($)    ($)      ($)         ($)          Earnings        ($) (1)     Total ($)
---------------------- ------- ------------- ---------- -------- -------- -------------- --------------- ------------- -----------
George J. Carter,      2006    $225,000      N/A(2)     N/A      N/A      N/A            N/A             $6,000        $231,000
Chief Executive
Officer (PEO)
---------------------- ------- ------------- ---------- -------- -------- -------------- --------------- ------------- -----------
John G. Demeritt,      2006    $179,167      $335,000   N/A      N/A      N/A            N/A             $6,000        $520,167
Chief Financial
Officer (PFO)
---------------------- ------- ------------- ---------- -------- -------- -------------- --------------- ------------- -----------
Barbara J. Fournier,   2006    $197,917      $365,000   N/A      N/A      N/A            N/A             $6,000        $568,917
Vice President,
Chief Operating
Officer, Treasurer
and Secretary
---------------------- ------- ------------- ---------- -------- -------- -------------- --------------- ------------- -----------
R. Scott MacPhee,      2006    $1,296,143(3) N/A        N/A      N/A      N/A            N/A             $6,000        $1,302,143
Executive Vice
President
---------------------- ------- ------------- ---------- -------- -------- -------------- --------------- ------------- -----------
William W. Gribbell,   2006    $1,107,286(3) N/A        N/A      N/A      N/A            N/A             $6,000        $1,113,286
Executive Vice
President
----------------------------------------------------------------------------------------------------------------------------------

NOTES

(1) Consists of a 401(k) match from the Company. For additional information, please refer to the discussion included above under the heading - "Compensation Discussion and Analysis - Each element of compensation and why the company chooses to pay each element - (d) 401(k) Matching."

(2) At Mr. Carter's request, he did not receive a bonus for 2006. For additional information, please refer to the discussion included under the heading - "Compensation Discussion and Analysis - How each compensation element and the company's decisions regarding that element fit into the company's overall compensation objectives and affect decisions regarding other elements - (b) Cash Bonus."

(3) No base salary was paid. Consists of brokerage commissions paid by FSP Investments LLC in respect of the sale of preferred stock in Sponsored REITs. For additional information, please refer to the discussion included under the heading "Compensation Discussion and Analysis - Each element of compensation and why the company chooses to pay each element - (a) Base Salary or Brokerage Commissions."

Potential Payments Upon Termination or Change in Control

In February 2006, we adopted a change-in-control program for all our employees, including our executive officers. We adopted the program in response to recent merger and consolidation activity within the real estate/real estate investment trust industry, to preserve employee morale and productivity and to encourage retention in the event of an actual or rumored change-in-control of the company. The program is also intended to align employee and shareholder interests by enabling employees to consider corporate transactions that are in the best interests of the shareholders and other constituents of the company without undue concern over whether the transaction or transactions may jeopardize the employee's own employment. For an overview of our change-in-control program, please refer to the discussion included under the heading "Compensation Discussion and Analysis - Each element of compensation and why the company chooses to pay each element - (e) Change-in-Control Program."

Assuming that the closing of a change-in-control occurred on December 29, 2006, the last business day of our fiscal year, our named executive officers would be entitled to payment of the following amounts under the retention agreement component of our change-in-control program:

-------------------------------------------------------------------------------------------------------
Name and Principal Position                              Payment due under the Retention Agreement (1)
-------------------------------------------------------- ----------------------------------------------
George J. Carter, Chief Executive Officer (PEO)          N/A(2)
-------------------------------------------------------- ----------------------------------------------
John G. Demeritt, Chief Financial Officer (PFO)          $1,080,000
-------------------------------------------------------- ----------------------------------------------
Barbara J. Fournier, Vice President, Chief
Operating Officer, Treasurer and Secretary               $1,200,000
-------------------------------------------------------- ----------------------------------------------
R. Scott MacPhee, Executive Vice President               $1,140,000
-------------------------------------------------------- ----------------------------------------------
William W. Gribbell, Executive Vice President            $1,140,000
-------------------------------------------------------- ----------------------------------------------
TOTAL                                                    $4,560,000
                                                         ==========
-------------------------------------------------------------------------------------------------------

NOTES

(1) With respect to executive officers who make up the corporate management team, these are lump-sum payments equal to three years of their base salaries plus a bonus opportunity payment equal to three years of their base salaries. With respect to executive officers who are investment executives, these are lump-sum payments equal to the average of the lump sum payments made to the chief financial officer and the chief operating officer. In both cases, the payment amounts are subject to a possible reduction, if any, after the tax consequences are determined.

(2) George J. Carter has voluntarily elected not to participate in the retention agreement component of our change-in-control program.

Under the discretionary plan component of our change-in-control program, our board of directors has the right, but not the obligation, to establish a discretionary pool of funds equal to 1% of our market capitalization immediately prior to the closing of the change-in-control. On December 29, 2006, there were 70,766,305 shares of our common stock outstanding, and the closing price per share of our common stock on the American Stock Exchange was $21.05. Accordingly, on December 29, 2006, our market capitalization was $1,489,630,720, and 1% of our market capitalization equaled $14,896,307. This $14,896,307 amount would then be reduced by the total amount of payments due and payable to all of our employees (including our named executive officers) under the retention agreement component of our change-in-control program. Our board of directors would then have complete discretion to award all, a portion or none of the remaining balance to any of our employees, including our named executive officers. As is the case with the retention agreement component of our change-in-control program, any payments under the discretionary plan component are subject to a possible reduction, if any, after the tax consequences are determined.

Compensation Committee Interlocks and Insider Participation

The compensation committee consists of Messrs. McGillicuddy, Silverstein and Burke and Ms. Murray. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function, or in the absence of any such committee, the entire board of directors) of any other entity that has one of its executive officers serving or having served as a director or member of the compensation committee of the Company.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and these discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

By the compensation committee of the Board of Directors of Franklin Street Properties Corp.

                                                 Georgia Murray, Chair*
                                                 Dennis J. McGillicuddy
                                                 Barry Silverstein
                                                 John N. Burke

* Ms. Murray has served as Chair since October 2006, replacing Mr. McGillicuddy.

                       SECURITIES AUTHORIZED FOR ISSUANCE
                         UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information about the Company's Common Stock that may be issued under all of the Company's equity compensation plans as of December 31, 2006. The Company only has one equity compensation plan, the 2002 stock incentive plan. The Company's stockholders approved this plan in May 2002.

                                                                                                         (c)
                                            (a)                                                  Number of Securities
                                Number of Securities to be                (b)               Available for Future Issuance
                                  Issued Upon Exercise of      Weighted-Average Exercise      Under Equity Compensation
                                   Outstanding Options,      Price of Outstanding Options,   Plans (Excluding Securities
        Plan Category             Warrants and Rights(1)          Warrants and Rights        Reflected in Column (a)(1))
        -------------             ----------------------          -------------------        ---------------------------

Equity Compensation Plans
Approved by Security Holders                  None(2)                       N/A                      1,944,428(2)

Equity Compensation Plans Not
Approved by Security Holders                  None                          N/A                            N/A
                                        ----------                 ------------                      ---------

Total                                         None                          N/A                      1,944,428
                                        ==========                 ============                      =========

(1) The number of shares is subject to adjustments in the event of stock splits and other similar events.

(2) The 2002 stock incentive plan provides for the granting of awards consisting of shares of Common Stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of copies of reports filed by the directors and executive officers of the Company pursuant to Section 16(a) of the Exchange Act or written representations from certain persons required to file reports under
Section 16(a) of the Exchange Act, the Company believes that during 2006 all filings required to be made by its reporting persons were timely made in accordance with the requirements of the Exchange Act.

                        TRANSACTIONS WITH RELATED PERSONS

Related Person Transaction Policy

On February 2, 2007, our Board adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our chief operating officer or in-house counsel.

The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our Board. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

      o     the related person's interest in the related person transaction;

      o the approximate dollar value of the amount involved in the related person transaction;

      o the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

      o whether the transaction was undertaken in the ordinary course of our business;

      o whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

      o the purpose of, and the potential benefits to us of, the transaction; and

      o any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

      o Interests arising only from the related person's position and ownership level as a director of another corporation or organization that is a party to the transaction;

      o Interests arising only from the position and ownership level from direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction;

      o Interests arising solely from the ownership of a class of our equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis;

      o A transaction that involves compensation to an executive officer if the compensation has been approved, or recommended to the Board for approval, by the compensation committee of the Board or a group of independent directors of the Company performing a similar function;

      o A transaction that involves compensation to a director for services as a director of the Company if such compensation will be reported pursuant to Item 402(k) of Regulation S-K;

      o A transaction that is specifically contemplated by provisions of the Company's charter or bylaws;

      o Interests arising solely from indebtedness of a significant shareholder or an immediate family member of a significant shareholder to us;

      o A transaction where the rates or charges involved in the transaction are determined by competitive bids;

      o A transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority;

      o A transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

      o Interests arising as a result of a related person serving as an officer and/or director of another company or a Sponsored REIT at our request; or

      o A transaction that involves the payment by a Sponsored REIT to the Company (or any wholly-owned subsidiary thereof) of customary fees including, without limitation, acquisition, syndication, sales commissions, interim financing and asset management fees.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

The policy is available on our website at www.franklinstreetproperties.com.

Transactions with Related Persons

Messrs. Carter, MacPhee and Gribbell and Mses. Fournier and Notopoulos, each of whom is an executive officer of the Company, serve, at our request, as executive officers and directors of each of the Sponsored REITs. None of such persons receives any remuneration from the Sponsored REITs for such service. We are involved in several transactions with the Sponsored REITs.

FSP Investments LLC, a wholly owned subsidiary of the Company, provides syndication and real estate acquisition advisory services for the Sponsored REITs. Fees from Sponsored REITs for property acquisition services amounted to approximately $1,422,000 for the year ended December 31, 2006. As of March 14, 2007, the fees from Sponsored REITs amounted to approximately $87,000 during 2007. Sales commissions earned from the sale of Sponsored REIT preferred shares amounted to approximately $10,693,000 for the year ended December 31, 2006. As of March 14, 2007, sales commissions from the sale of Sponsored REIT preferred shares amount to approximately $1,196,000 during 2007.

During 2006 and 2007, the Company provided interim financing for the purchase of certain Sponsored REIT properties, and development services prior to completion of the Sponsored REITs' private equity offerings. The Sponsored REITs paid the Company financing commitment fees of approximately $9,785,000 and development fees of approximately $51,000 for the year ended December 31, 2006. As of March 14, 2007, the Sponsored REITs paid the Company financing commitment fees of approximately $995,000 during 2007. Interest income earned from loans to the Sponsored REITs amounted to approximately $2,050,000 for the year ended December 31, 2006. As of March 14, 2007, the interest income earned from loans to the Sponsored REITs during 2007 amounted to approximately $2,085,000. The interest rate charged by the Company to the Sponsored REITs is equal to, and generally offset by, the interest rate paid by the Company to Citizens Bank for borrowings under its line of credit, though from time-to-time the Company may use its own cash to finance a portion of the loan from which it earns interest at the same rate as the line of credit. Interest income earned by the Company from investments of its own cash for the year ended December 31, 2006 was $305,000. As of March 14, 2007, the interest income earned by the Company from investments of its own cash amounted to approximately $388,000. All loans to Sponsored REITs in 2006 were evidenced by promissory notes and were paid in full upon closing of the applicable Sponsored REIT's private equity offering during 2006.

The following table summarizes the interim financing transactions from January 1, 2006 through March 14, 2007:

                                                              Total
                                                            Financing
                                                           Commitment       Interest Income
                    Original Principal      Average      Fees Earned by      Earned by the         Date of             Amount
   Date of Loan       Amount of Note     Interest Rate     the Company          Company           Repayment         Outstanding
   ------------       --------------     -------------     -----------          -------           ---------         -----------

      2/21/06         $ 74,500,000           6.13%         $       --         $1,078,373           8/22/06          $         --
      11/6/06         $127,000,000           6.70%         $5,761,500         $  937,124          12/26/06          $         --
      1/5/07          $167,000,000           6.57%         $4,023,562         $1,953,881             N/A            $153,773,216

Total asset management fee income paid by the Sponsored REITs to the Company amounted to approximately $644,000 for the year ended December 31, 2006. As of March 14, 2007, the total asset management fee income earned by the Company during 2007 was approximately $103,000. Asset management fees are approximately 1% of collected rents.

Aggregate fees charged to the Sponsored REITs by the Company amounted to approximately $22,595,000 for the year ended December 31, 2006. As of March 14, 2007, the aggregate fees charged to the Sponsored REITs during 2007 by the Company is approximately $2,381,000.

In addition to the transactions listed above, Mr. Carter's son, Jeffrey Carter, is Senior Vice President/Director of Acquisitions of the Company. For the year ended December 31, 2006, he earned total compensation of $454,551 (including salary, cash bonus paid during 2007 for 2006 performance and 401(k) matching contributions).

Mr. Carter's son, Scott Carter, is Senior Vice President/In-house Counsel of the Company. For the year ended December 31, 2006, he earned total compensation of $366,300 (including salary and cash bonus paid during 2007 for 2006 performance and 401(k) matching contributions).

Mr. Silverstein, a director of the Company, purchased, on the same terms as non-affiliated purchasers, investments in certain Sponsored REITs during 2006. Mr. Silverstein paid the Company an aggregate of $78,375 in brokerage commissions related to these investments. Mr. Silverstein paid brokerage commissions on the same terms as non-affiliated purchasers of shares in the Sponsored REITs.

On April 30, 2006, the Company consummated the acquisition of five real estate investment trusts (FSP Willow Bend Office Center Corp., FSP Innsbrook Corp., FSP 380 Interlocken Corp., FSP Blue Lagoon Drive Corp. and FSP Eldridge Green Corp., collectively the 2006 Target REITs) pursuant to an Agreement and Plan of Merger dated as of March 15, 2006, or the Merger Agreement, by means of the merger of each 2006 Target REIT with and into a wholly-owned subsidiary of the Company, or the 2006 Mergers. In connection with the 2006 Mergers, the preferred stock of each 2006 Target REIT, or the Target Stock, was converted into shares of Common Stock of the Company with total consideration for the preferred stockholders of approximately $230,000,000. The Company did not receive any consideration for the one share of common stock it held in each Target REIT or for the 49.25 shares of preferred stock it held in FSP Blue Lagoon Drive Corp.

George J. Carter, President, Chief Executive Officer, a director of the Company and a member of the special committee of the Company's board charged with evaluating the 2006 Mergers was also the President and a director of each 2006 Target REIT. R. Scott MacPhee and William W. Gribbell, each an Executive Vice President of the Company, were each also an Executive Vice President, a director of each 2006 Target REIT and a member of the special committee of each 2006 Target REIT's board of directors. Barbara J. Fournier, Vice President, Chief Operating Officer, Treasurer, Secretary and director of the Company was also Vice President, Chief Operating Officer, Treasurer, Secretary and a director of each 2006 Target REIT. Janet P. Notopoulos, Vice President, a director of the Company and a member of the special committee of the Company's board charged with evaluating the 2006 Mergers was also Vice President of each 2006 Target REIT and a director of FSP Blue Lagoon Drive Corp. and FSP Eldridge Green Corp. Messrs. Silverstein and McGillicuddy, each a director of the Company, owned an aggregate of 102.5 and 33 shares of 2006 Target Stock, respectively. Messrs. Silverstein and McGillicuddy each purchased their shares in the original offerings of 2006 Target Stock and on the same terms as other stockholders of such 2006 Target REITs. These shares of 2006 Target Stock held by Messrs. Silverstein and McGillicuddy converted into approximately 535,349 and approximately 157,593 shares of the Company's Common Stock, respectively. In addition, on March 10, 2006, as a result of negotiations between an affiliate of Mr. Silverstein and FSP Eldridge Green Corp., FSP Eldridge Green Corp. redeemed 10 shares of preferred stock held by the affiliate of Mr. Silverstein for an aggregate amount of $1,240,590.60, equal to the price per share of FSP Eldridge Green Corp. set forth in the Merger Agreement plus the dividend that would have been paid to the affiliate of Mr. Silverstein in respect of the first quarter of 2006 had such shares not been redeemed.

The spouse of Mr. Gribbell owned 0.25 shares of 2006 Target Stock in FSP Eldridge Green Corp. Mr. Gribbell's spouse purchased her partial share of 2006 Target Stock in FSP Eldridge Green Corp. in the original offering and, except for not paying a sales commission, on the same terms as other stockholders of FSP Eldridge Green Corp. This partial share of 2006 Target Stock held by Mr. Gribbell's spouse converted into approximately 1,451 shares of our Common Stock.

The properties formerly owned by the 2006 Target REITs continue to be managed by FSP Property Management LLC, a wholly-owned subsidiary of the Company, pursuant to management services agreements under which the Company previously received certain fees from each 2006 Target REIT for its management services.

                            SELECTION OF ACCOUNTANTS

The audit committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2007. Ernst & Young has served as the Company's independent registered public accounting firm since May 2003.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Report of the Audit Committee of the Board of Directors

The audit committee reviewed the Company's audited consolidated financial statements for the year ended December 31, 2006 and discussed these consolidated financial statements with the Company's management and the Company's independent registered public accounting firm. Management is responsible for the preparation of the Company's consolidated financial statements, internal controls, and for the appropriateness of accounting principles used by the Company. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those consolidated financial statements, performing an independent audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) of Management's assessment over the effectiveness of the Company's internal control over financial reporting and performing an independent audit of the effectiveness of the Company's internal control over financial reporting and issuing a report on the results of their audits, and for reviewing the Company's unaudited interim consolidated financial statements. As appropriate, the audit committee reviews, evaluates and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent registered public accounting firm, the following:

      o the plan for, and the independent registered public accounting firm's report on, each audit of the Company's financial statements;

      o the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

      o management's selection, application and disclosure of critical accounting policies;

      o changes in the Company's accounting practices, principles, controls or methodologies;

      o significant developments or changes in accounting rules applicable to the Company; and

      o the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

The audit committee also reviewed and discussed the audited consolidated financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with Ernst & Young LLP, the Company's independent registered public accounting firm for the year ended December 31, 2006. SAS 61 requires the Company's independent registered public accounting firm to discuss with the Company's audit committee, among other things, the following:

      o     methods to account for significant unusual transactions;

      o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

      o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

      o disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

The Company's independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The audit committee discussed with the independent registered public accounting firm the matters disclosed in this letter and their independence from the Company. The audit committee also considered whether the independent auditor's provision of the other, non-audit related services which are referred to under the heading "Independent Auditor Fees and Other Matters" is compatible with maintaining such auditor's independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm referred to above, the audit committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

By the Audit Committee of the Board of Directors of Franklin Street Properties Corp.

                                                      John N. Burke, Chair
                                                      Dennis J. McGillicuddy
                                                      Barry Silverstein
                                                      Georgia Murray

Independent Auditor Fees and Other Matters

The following tables summarize the aggregate fees billed by the Company's independent registered public accounting firm, Ernst & Young LLP, for audit services for each of the last two fiscal years and for other services rendered to the Company in each of the last two fiscal years.

      Fee Category                                     2006            2005
      -------------                                  --------        --------

      Audit Fees (1)                                 $556,000        $503,500
      Audit-Related Fees (2)                               --              --
      Tax Fees (3)                                         --         173,500
      All Other Fees (4)                                   --              --
                                                     --------        --------
          Total Fees                                 $556,000        $677,000
                                                     ========        ========

(1) Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2) Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees".

(3) Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of tax returns, claims for refunds and tax payment-planning services, were not incurred in 2006 and accounted for $173,500 of the total tax fees incurred in 2005.

(4) The Company was not billed by its independent registered public accounting firm in 2006 or 2005 for any other fees.

Pre-Approval Policy and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to each individual member of the audit committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

                                 OTHER MATTERS

Matters to be Considered at the Meeting

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, internet, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

In accordance with Rule 14a-8 of the Exchange Act, proposals of stockholders intended to be included in the Company's proxy statement for the 2008 Annual Meeting of Stockholders must be received by the Company at its principal office not later than December 4, 2007. In accordance with our bylaws, if a stockholder who wishes to make a proposal at the 2008 Annual Meeting--other than one that will be included in the Company's proxy materials--does not notify the Company by no earlier than December 4, 2007 and no later than January 3, 2008, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

Important Notice Regarding Delivery of Security Holder Documents

The Company participates in the practice of "householding" proxy statements and annual reports, meaning that the Company delivers a single proxy or information statement to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts, unless the Company has received an instruction to the contrary from one or more of the stockholders. This practice enables the Company to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information a stockholder may currently receive.

The Company will promptly deliver a separate copy of either document to a stockholder if a stockholder calls or writes to the Company at the following address or phone number: Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, (781) 557-1300. If a stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if the stockholder is receiving multiple copies and would like to receive only one copy for his or her household, said stockholder should contact the Company at the above address and phone number.

                             By Order of the Board of Directors,

                             /s/ Barbara J. Fournier

                             Barbara J. Fournier, Secretary

March 23, 2007


The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed Proxy in the accompanying envelope. You may also vote your proxy on line at www.voteproxy.com or from any touch-tone telephone at 1-800-PROXIES (1-800-776-9437). Please have your proxy card available when voting online or by telephone. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                        FRANKLIN STREET PROPERTIES CORP.

                                  May 11, 2007




                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.



     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1. To elect the following individuals as Class I Directors:

                             NOMINEES:
|_|   FOR ALL NOMINEES       |_|    Dennis J. McGillicuddy
                             |_|    Janet P. Notopoulos

|_|   WITHHOLD AUTHORITY
      FOR ALL NOMINEES

|_|   FOR ALL EXCEPT
      (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: |X|


________________________________________________________________________________
To change the address on your account, please check the box at right and     |X|
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

      Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

      In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

Signature of Stockholder _______________________________  Date: ________________

Signature of Stockholder _______________________________  Date: ________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY                                                                      PROXY

                        FRANKLIN STREET PROPERTIES CORP.

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 11, 2007

        This Proxy is solicited by the Board of Directors of the Company

      The undersigned, having received notice of the Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) George J. Carter and Barbara J. Fournier, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") to be held on Friday, May 11, 2007 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

                (Continued and to be signed on the reverse side)

                                                                           14475

                        ANNUAL MEETING OF STOCKHOLDERS OF

                        FRANKLIN STREET PROPERTIES CORP.

                                  May 11, 2007

                            -------------------------
                            PROXY VOTING INSTRUCTIONS
                            -------------------------

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     - OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

                                     - OR -

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

                                     - OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

----------------------------------- --------------------------------
COMPANY NUMBER
----------------------------------- --------------------------------
ACCOUNT NUMBER
----------------------------------- --------------------------------

----------------------------------- --------------------------------

      ----------------------------------------------------------------
      You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
      ----------------------------------------------------------------

     Please detach along perforated line and mail in the envelope provided
              IF you are not voting via telephone or the Internet.

--------------------------------------------------------------------------------

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1. To elect the following individuals as Class I Directors:

                             NOMINEES:
|_|   FOR ALL NOMINEES       |_|    Dennis J. McGillicuddy
                             |_|    Janet P. Notopoulos

|_|   WITHHOLD AUTHORITY
      FOR ALL NOMINEES

|_|   FOR ALL EXCEPT
      (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: |X|


________________________________________________________________________________
To change the address on your account, please check the box at right and     |X|
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

      Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

      In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

Signature of Stockholder _______________________________  Date: ________________

Signature of Stockholder _______________________________  Date: ________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.